Exhibit 99.4

Guerrilla RF Goes Public in a Reverse Merger Transaction and

Raises Over $7 Million in Private Placement Financing

Company Recently Recognized as No. 489 on Inc. Magazine’s Annual Inc. 5000 List,
the Most Prestigious Ranking of the Nation’s Fastest-growing Private Companies

GREENSBORO, N.C., —October 27, 2021—Guerrilla RF, Inc. (“Guerrilla RF”), a leading manufacturer of high-performance monolithic microwave integrated circuits (MMICs), announced today it has raised more than $7 million in the initial closing of a private placement offering as well as the completion of a reverse merger transaction.

Founded in 2013, Guerrilla RF is a leading supplier of MMICs which target wireless infrastructure applications, including 5G and automotive. The company has a well-established revenue stream with 2020 sales totaling $8.09M. Despite the disruption caused by COVID-19, Guerrilla RF has continued to thrive with sales increasing by 990% over the past three years. The company has repeatedly been included in Inc. Magazine’s annual Inc. 5000 list. Guerrilla RF recently made the top Inc. 500 list for the second year in a row, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively.

“Guerrilla RF’s strategy is centered on developing and selling disruptive, leading edge wireless semiconductor products. We recognize the need for an agile, focused approach to addressing the performance requirements of the wireless infrastructure market,” explained Ryan Pratt, founder and CEO. “Our past success is a direct reflection of this strategy, and this additional capital will allow us to accelerate our development plans and enable us to aggressively expand within strategically targeted wireless applications.”

Guerrilla RF has an extensive portfolio of over 95 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, and linear PAs (power amplifiers) – the critical building blocks for mission-critical, performance-driven wireless applications, including 5G Wireless Infrastructure, Cellular Repeaters/Boosters, and Automotive Telematics.

Guerrilla RF completed the reverse merger with Laffin Acquisition Corp. (“Laffin”), a public Delaware corporation, whereby Guerrilla RF became a wholly owned subsidiary of Laffin. Following the merger, Laffin changed its name to “Guerrilla RF, Inc.” and will continue the historical business of Guerrilla RF.

All of the current members of Guerrilla RF’s Board of Directors will remain as directors of the Company including Ryan Pratt, David Bell, Greg Thompson, James E. Dunn, Samuel Funchess Sr., William J. Pratt, and Gary Smith. In connection with the financing and the reverse merger, the Company agreed to pursue a listing of its common stock on the OTC Markets QB tier, subject to certain terms and conditions.

The private placement was led by Guerrilla RF’s existing investors. GP Nurmenkari, Inc. (as consulted by Intuitive Venture Partners) served as the exclusive placement agent. The Benchmark Company, LLC served as sub-agent. Montrose Capital Partners was the sponsor for this transaction. Brooks, Pierce, McLendon, Humphrey & Leonard, LLP provided legal counsel to Guerrilla RF.

The securities issued in the merger and sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under, or exemption from registration under, such Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Guerrilla RF

Guerrilla RF provides high performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, mission-critical military communications, navigation and high-fidelity wireless audio. For more information, please visit https://guerrilla-rf.com/apo or follow the company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Jim Ahne, VP of Marketing

ir@guerrilla-rf.com

+1 336 510 7840

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